Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 86	Trade Date: 3/1/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/4/2004

The date of this Pricing Supplement is March 1, 2004

CUSIP or Common Code:	41013MM31	41013MM49	41013MM56	41013MM64	41013MM72
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$708,543.75	$1,900,672.00	$1,588,950.00	$2,845,596.00	$2,818,974.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	3/15/2007	3/15/2008	3/15/2009	3/15/2012	3/15/2012
Stated Annual Interest Rate:	2.350%	2.850%	3.300%	4.100%	Step: 2.800% through 3/14/2006, and 5.500% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	4/15/2004	4/15/2004	4/15/2004	4/15/2004	4/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 86	Trade Date: 3/1/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 3/4/2004

The date of this Pricing Supplement is March 1, 2004

CUSIP or Common Code:	41013MM80	41013MM98	41013MN22	41013MN30
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$617,595.00	$2,290,207.50	$1,241,660.00	$6,182,475.00
Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%
Reallowance:	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.600%	98.350%	97.850%
Maturity Date:	3/15/2014	3/15/2016	3/15/2019	3/15/2024
Stated Annual Interest Rate:	4.450%	5.000%	5.250%	5.450%
Interest Payment Frequency:	Monthly	Semi	Semi	Semi
First Payment Date:	4/15/2004	9/15/2004	9/15/2004	9/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	9/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.